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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

 Date of Report: (Date of earliest event reported): July 5, 2000 (June 30, 2000)


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


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

               Delaware                                1-12574                              13-3532643
       (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
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                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)

                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS


This report contains forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are attainment of research and clinical goals of product candidates, attainment of required governmental approval, availability of financing and revenues sufficient to fund development of product candidates and operations and market acceptance and commercial success of argatroban. In particular, you should give careful consideration to cautionary statements made in the reports we have filed with the Securities and Exchange Commission, including our most recently filed Form 10-K and Form 10-Q.

On June 30, 2000, we and SmithKline Beecham announced the U.S. Food and Drug Administration's approval of the anticoagulant argatroban for the prevention or treatment of thrombosis (abnormal blood clotting) associated with heparin-induced thrombocytopenia (HIT). HIT is a serious immune disorder caused by heparin, a common anticoagulant used to prevent blood clots. Each year, nearly 12 million Americans are treated with heparin for conditions such as blood clots in the legs or lungs, heart attacks, or angioplasty. Of these 12 million people, as many as 360,000 will develop HIT, an estimated 120,000 will develop a thrombotic complication (stroke, limb amputation, or death), and up to 36,000 will die.

Argatroban blocks the activity of thrombin, a key factor in blood clotting. It is the first synthetic direct thrombin inhibitor approved for the prevention and treatment of thrombosis in patients with HIT. Argatroban was developed by Texas Biotechnology Corporation (TBC). Under an agreement with TBC, SmithKline Beecham has the rights to market and co-develop argatroban in the U.S. and Canada.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 5, 2000               TEXAS BIOTECHNOLOGY CORPORATION


                                    /s/ Stephen L. Mueller
                                    --------------------------------------------
                                    Stephen L. Mueller
                                    Vice President, Finance and Administration,
                                    Secretary and Treasurer